CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-265345) pertaining to the Metropolitan Commercial Bank 401(k) Plan of our report dated May 29, 2024, with respect to the financial statements and supplemental schedule of the Metropolitan Commercial Bank 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2023.

/s/ Hancock Askew & Co., LLP

Peachtree Corners, Georgia

May 29, 2024